Exhibit 10.13

FIRST AMEMDMENT

TO

EMPLOYMENT AGREEMENT

This First Amendment, dated as of May 17, 2000 is between JDS Uniphase Corporation, a Delaware corporation (the "Company") and Kevin Kalkhoven ("Employee").

PREMISES

WHEREFORE,

  Employee and the Company are parties to an Employment Agreement, dated as of September 29, 1999 (the "Employment Agreement").
  Employee has indicated his desire to retire from his current positions as an officer and director of the Company and from full-time employment with the Company. The Company wishes to retain Employee as a part-time employee until July 31, 2001 to assist the Company on strategic and operational issues as herein specified.
  The parties wish to amend the Employment Agreement to provide for such retirement and part-time employment on the terms herein provided.

NOW, THEREFORE, the parties hereby amend the Employment Agreement as follows:

FIRST AMENDMENT

  Scope of First Amendment.

  This Employment Agreement shall only serve to modify and amend those sections and provisions of the Employment Agreement specifically modified and amended herein, and the Employment Agreement shall remain in full force and effect, as so modified and amended by this First Amendment. To the extent of any conflict between this First Amendment and the Employment Agreement, this First Amendment shall prevail, take precedence and govern the rights and obligations of the parties. Except as specifically herein provided, defined terms set forth in the Employment Agreement shall have the same meaning for purposes of this First Amendment.

  Retirement and Resignation.

  Effective as of the date hereof, Employee resigns as officer and director of the Company, and the Company accepts such resignations. Such resignations shall not serve to terminate Employee's employment with the Company, which continue on the terms herein provided and in the Employment Agreement.

  Amendment to Exhibit A: Terms of Part-Time Employment.
      For all periods, on and after the date hereof, during the Term, Exhibit A to the Employment Agreement shall be amended in its entirety to be as set forth in Exhibit 1-A attached hereto, and Sections 2(a), 3 and 5 of the Employment Agreement shall be amended to reflect Exhibit 1-A to replace prior Exhibit A to the Employment Agreement.
      During any period of part-time employment by Employee, Employee shall perform such services at such times and places as directed by the Company in accordance with Exhibit I-A hereto and in accordance with the Company's general policies, procedures and requirements for part-time employees.
  Term

Section 4 of the Employment Agreement shall be amended to change all references to July 6, 2004 therein from July 6, 2004 to July 31, 2001. Any rights of Employee under Section 5 of the Employment Agreement shall be determined on the basis of a Severance Period that shall in any event terminate on July 31, 2001. Upon July 31, 2001, the Term shall expire, and Employee's employment with the Company shall terminate, unless the parties shall agree otherwise in writing to extend such employment on at will basis. Upon such expiration, Employee shall have no rights to further salary, compensation, benefits or other payments or consideration of any kind for periods after July 31, 2001.

JDS Uniphase Corporation

By: /s/ Michael C. Phillips Title: Senior Vice President	/s/ Kevin Kalkhoven Kevin Kalkhoven

Exhibit A

JDS Uniphase Nova Scotia Company

JDS Uniphase, Inc.

AFC Technologies, Inc.

Oprel Technologies, Inc.

JDS Uniphase Holdings, Inc.

EXHIBIT 1-A

Employee Position:

  Employee shall be employed on a full-time basis until July 31, 2000. Thereafter, Employee shall be a part-time employee providing 20 hours of service per week at such times as the Chief Executive Officer of the Company - shall reasonably designate at the Company's facilities located in San Jose, California.
  Employee shall report to the Chief Executive Officer or such person designated by the Chief Executive Officer on 90 days notice to Employee.
  Employee shall work on such strategic and operational issues and projects as directed by the person to whom Employee reports as provided in Paragraph (b) above. Such issues and projects shall include strategic relationships with third parties and acquisitions by the Company. The initial projects shall be specified in writing to Employee upon execution of this First Amendment.

Base Salary: Current date to July 31, 2000: $400,000 per annum

August 1,2000 to July 31, 2001: $200,000 per annum

Target Bonus: FY ending 6/30/00: $300,000

FY ending 6/30/01: $150 000

Bonus is contingent and based on such individual, division and company-wide performance parameters as determined by the Company from time to time.

Severance Period: Period of time from the Effective Date until July 31, 2001.

Other Agreements: Change of Control Agreement. Such Agreement shall apply as to any Change of Control (as defined therein) that is consummated by way of a closing of such transaction within ninety (90) days of the Effective Date.